                                                                   EXHIBIT 23.02

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
VeriSign, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Mountain View, California
January 4, 1999